UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

FEBRUARY 15, 2005

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 4400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(832) 204-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 21, 2005 we filed a Form 8-K under Item 1.01 disclosing that on January 14, 2005, our wholly owned subsidiaries Wynn-Crosby 1994, Ltd., Wynn-Crosby 1995, Ltd., Wynn-Crosby 1996, Ltd., Wynn-Crosby 1997, Ltd., Wynn-Crosby 1998, Ltd., Wynn-Crosby 1999, Ltd., Wynn-Crosby 2000, Ltd. and Wynn-Crosby 2002, Ltd., entered into an agreement with Noble Royalties, Inc. d/b/a Brown Drake Royalties to sell certain royalty interest properties for a purchase price of $80 million in cash.  The agreement was amended on February 15, 2005 to extend the closing date from February 15, 2005 to March 17, 2005, though the purchaser may elect to close earlier than March 17, 2005 by providing us two days advance written notice. In exchange for the extension of the closing date, purchaser has waived certain conditions to closing and we have received an additional deposit of $55,000,000 (for a total deposit of $60,000,000), which will be credited against the purchase price at closing.  In the event that the transaction does not close for any reason other than a material breach of the agreement by us, we will retain $20,000,000 of the deposit as liquidated damages and return the balance to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

PETROHAWK ENERGY CORPORATION

Date: February 22, 2005	By:	/s/ Shane M. Bayless
Shane M. Bayless
Vice President-Chief Financial Officer and Treasurer